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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                       DATE OF REPORT: SEPTEMBER 17, 2002
              (DATE OF EARLIEST EVENT REPORTED: SEPTEMBER 19, 2002)

                          KINDER MORGAN MANAGEMENT, LLC
             (Exact name of registrant as specified in its charter)




          DELAWARE                       1-16459                 76-0669886
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)



                          500 Dallas Street, Suite 1000
                              Houston, Texas 77002
          (Address of principal executive offices, including zip code)


                                  713-369-9000
              (Registrant's telephone number, including area code)
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ITEM 9.  REGULATION FD DISCLOSURE

         In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

         Representatives of Kinder Morgan, Inc. ("KMI"), Kinder Morgan Energy Partners, L.P. ("KMP") and Kinder Morgan Management, LLC ("KMR") intend to make presentations on September 19, 2002 at the Global Power & Gas Leaders Conference to investors, analysts and others to address various strategic and financial issues relating to the business plans and objectives of KMI, KMP and KMR. Prior to the meetings, interested parties will be able to view the materials presented at the meetings by visiting KMI's web site at: www.kindermorgan.com/investor_relations/presentations/. Interested parties may also access the presentations by audio webcast, both live and on-demand. The live presentations can be accessed at http://www.twst.com/econf/mm/merrill3/morgan.html, by choosing the webcast link and completing the registration page. The live presentations are scheduled to begin at 11:00 a.m. E.S.T. An on-demand webcast (replay) for the presentations will be available within 24 hours of the actual presentation, will remain available for 14 days, and can also be accessed at http://www.twst.com/econf/mm/merrill3/morgan.html.

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                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KINDER MORGAN MANAGEMENT, LLC



Dated: September 17, 2002                     By: /s/ Joseph Listengart
                                                 -------------------------------
                                                      Joseph Listengart
                                                      Vice President and
                                                      General Counsel

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